EXHIBIT 23.2

INDEPENDENT AUDITORS’ CONSENT

We consent to the incorporation by reference in Registration Statement Nos. 333-101069 and 333-107149 of SAVVIS Communications Corporation on Form S-8 of our report dated February 6, 2003 (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the adoption of Statement of Financial Accounting Standards No. 142), appearing in this Annual Report on Form 10-K of SAVVIS Communications Corporation for the year ended December 31, 2003.

/s/ Deloitte & Touche LLP

McLean, Virginia

February 19, 2004